                                    EXHIBIT 5

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that the undersigned corporation does hereby appoint Arie Genger attorney-in-fact for it and in its name to sign the
Schedule 13D and any amendment or supplement thereto, and the joint filing statement, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 covering shares of ESC Medical Systems Ltd. owned by the undersigned and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as the undersigned could do if personally present.

Dated as of October 9, 1998


                                    HAIFA CHEMICALS HOLDINGS LTD.



                                    By:/s/ Thomas G. Hardy
                                       --------------------------------------



                                 Page 27 of 27